UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, Vincent P. Bonnot, Vice President, Finance, and Controller of International Paper Company (the “Company”) was named Vice President, Financial Planning and Analysis, effective May 1, 2022.

Additionally, Holly G. Goughnour was appointed as Vice President, Finance, and Controller, effective May 1, 2022. Ms. Goughnour, age 45, currently serves as Vice President, Tax, a position she has held since September 2018. She previously served as Senior Director, Global Tax Operations, from May 2017 to September 2018, and as Director, International Tax and Tax Technology, from April 2015 to May 2017. From May 2014 to April 2015, she served as Director, Tax Technology and Incentives & Credits, and from August 2011 (the date Ms. Goughnour joined the Company) to May 2014, she was Director, Income Tax Accounting. Ms. Goughnour is a Certified Public Accountant who began her career at PricewaterhouseCoopers.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Goughnour (or any member of her immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Ms. Goughnour was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of the Company acting in his or her official capacity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: April 14, 2022	By:	/s/ Sharon R. Ryan
	Name:	Sharon R. Ryan
	Title:	Senior Vice President, General Counsel and Corporate Secretary